Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 5 to Registration Statement No. 333-166447 on Form S-11 of our report dated January 24, 2011 relating to the consolidated balance sheet of Cole Corporate Income Trust, Inc. and subsidiary appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.
/S/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
January 24, 2011